UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 3, 2012

KANSAS CITY SOUTHERN

(Exact name of company as specified in its charter)

DELAWARE	1-4717	44-0663509
(State or other jurisdiction of incorporation)	(Commission file number)	(IRS Employer Identification Number)

427 West 12th Street, Kansas City, Missouri 64105

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:

(816) 983—1303

Not Applicable

(Former name or former address if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.03 Material Modifications to Rights of Security Holders.

The information set forth in Item 5.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

At the annual meeting of stockholders of Kansas City Southern (the “Company”) held on May 3, 2012, the Company’s stockholders approved an Amended and Restated Certificate of Incorporation. As described in more detail in the Company’s Proxy Statement filed with the Securities and Exchange Commission on March 30, 2012 (the “Proxy Statement”), the changes to the Amended and Restated Certificate of Incorporation include:

•

Eliminating all common stockholder supermajority voting requirements, so that approval of any matter submitted to a vote of the common stockholders will require no more than a majority vote under the Delaware General Corporation Law;

•	Eliminating cumulative voting for directors; and

•	Making certain other technical and conforming changes, including simplifying the provisions relating to the business the Company may conduct.

The Amended and Restated Certificate of Incorporation became effective upon filing with the Secretary of State of the State of Delaware on May 3, 2012. A copy of the Company’s Amended and Restated Certificate of Incorporation is attached hereto as Exhibit 3.1 and is incorporated into this Item 5.03 by reference.

As stated in the Proxy Statement, the Company’s Board of Directors will amend the Company’s Bylaws to remove provisions relating to cumulative voting and to add provisions for majority voting in uncontested elections of directors, pursuant to which any director who receives a greater number of votes “withheld” than votes “for” in an uncontested election of directors will be required to tender an offer of resignation to the Board of Directors.

Item 5.07 Submission of Matters to Vote of Security Holders.

At the 2012 Annual Meeting of Stockholders of the Company held on May 3, 2012, the proposals listed below were submitted to a vote of the stockholders. The proposals are described in the Company’s definitive proxy statement for the 2012 Annual Meeting previously filed with the Securities and Exchange Commission on March 30, 2012. Each of the proposals was approved by the stockholders pursuant to the voting results set forth below.

Proposal 1 – Election of three directors

The following nominees for the Board of Directors of the Company were elected to hold office until the Annual Meeting of Stockholders of the Company in the years indicated in the table below:

Nominee	End of Term	Votes For	Votes Withheld	Broker Non-Vote
Lu M. Córdova	2015	91,422,920	1,396,408	8,619,311
Michael R. Haverty	2015	88,588,555	4,231,653	8,619,311
Thomas A. McDonnell	2015	81,134,856	11,686,592	8,619,311

Proposal 2 – Ratification of the Audit Committee’s selection of KPMG LLP as the Company’s independent registered public accounting firm for 2012.

Company stockholders ratified the appointment of KPMG LLP as the Company’s independent registered public accounting firm for 2012 as set forth below:

For	Against	Abstain
100,796,848	533,430	109,361

Proposal 3A – Approval of an Amended and Restated Certificate of Incorporation – Elimination of Certain Supermajority Voting Requirements.

Company stockholders approved the elimination of certain supermajority voting requirements from the Company’s Amended Certificate of Incorporation as set forth below:

For	Against	Abstain	Broker Non-Vote
92,381,769	379,807	58,752	8,619,311

Proposal 3B – Approval of an Amended and Restated Certificate of Incorporation – Elimination of Cumulative Voting.

Company stockholders approved the elimination of cumulative voting from the Company’s Amended Certificate of Incorporation as set forth below:

For	Against	Abstain	Broker Non-Vote
88,107,135	4,626,855	86,338	8,619,311

Proposal 3C– Approval of an Amended and Restated Certificate of Incorporation – Technical and Conforming Changes.

Company stockholders approved certain technical and conforming changes to the Company’s Restated Certificate of Incorporation as set forth below:

For	Against	Abstain	Broker Non-Vote
92,555,480	208,198	56,650	8,619,311

Proposal 4 – Advisory (non-binding) vote approving the 2011 compensation of the Company’s Named Executive Officers.

Company stockholders cast their votes with respect to the advisory (non-binding) vote approving the 2011 compensation of the Company’s Named Executive Officers as set forth below:

For	Against	Abstain	Broker Non-Vote
89,379,873	3,249,726	190,729	8,619,311

Proposal 5 – Stockholder proposal to adopt simple majority voting.

Company stockholders approved a stockholder proposal to adopt simple majority voting as set forth below:

For	Against	Abstain	Broker Non-Vote
64,896,974	27,628,943	294,411	8,619,311

Item 7.01 Regulation FD Disclosure

In a news release dated May 4, 2012, the Company announced the results of its 2012 Annual Meeting of Stockholders, including the election of three directors to serve for a three-year term, the ratification of KPMG LLP as the Company’s independent registered public accounting firm for 2012, the approval of an Amended and Restated Certificate of Incorporation, the approval of the 2011 compensation of the Company’s Named Executive Officers and the approval of a stockholder proposal to adopt simple majority voting.

A copy of the news release is furnished as Exhibit 99.1 to this report and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Kansas City Southern.

99.1	News release dated May 4, 2012, issued by Kansas City Southern entitled “KCS Holds Annual Meeting of Stockholders, Elects Three Directors and Announces Preferred and Common Dividends.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Kansas City Southern

May 7, 2012	By:	/s/ Brian P. Banks
	Name:	Brian P. Banks
	Title:	Associate General Counsel & Corporate Secretary

Exhibit Index

Exhibit No.	Description

3.1	Amended and Restated Certificate of Incorporation of Kansas City Southern.

99.1	News release dated May 4, 2012, issued by Kansas City Southern entitled “KCS Holds Annual Meeting of Stockholders, Elects Three Directors and Announces Preferred and Common Dividends.”